As filed with the Securities and Exchange Commission on January 15, 2026

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1574798
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Delaware Ave, Suite 210

Wilmington, DE 19801

(Address of Principal Executive Offices; Zip Code)

Brand Engagement Network Inc. 2024 Long-Term Incentive Plan, as amended

(Full title of the plan)

James D. Henderson, Jr.

General Counsel and Corporate Secretary

300 Delaware Ave, Suite 210

Wilmington, DE 19801

(Name and address of agent for service)

(307) 757-3650

(Telephone number, including area code, of agent for service)

Copies to:

James D. Henderson, Jr.

General Counsel and Corporate Secretary

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference herein, and shall be deemed to be part of, this Registration Statement:

●	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendments thereto.
●	Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025.
●	Registrant’s Current Reports on Form 8-K filed with the Commission on September 14, 2025, December 22, 2025, and December 29, 2025 (and any others filed prior to the filing of this Registration Statement).
●

The description of the Registrant’s common stock contained in the Registration Statement on Form S-4 filed with the Commission in connection with the business combination that closed on March 14, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

Exhibit Index

●	5.1	Legality Opinion of James D. Henderson, Jr. (including Consent of Counsel)
●	10.1	Brand Engagement Network Inc. 2024 Long-Term Incentive Plan, as amended (attached)
●	24.1	Power of Attorney (included in signatures page)
●	107	Calculation of Filing Fee Table (attached as Exhibit 107)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, Delaware, on January 15, 2026.

BRAND ENGAGEMENT NETWORK INC.

/s/ Tyler J. Luck
Tyler J. Luck
Chief Executive Officer and Director
(Authorized Signatory and Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Tyler J. Luck and Walid Khiari, and each of them, acting individually, his true and lawful attorneys-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on January 15, 2026.

Name	Position

/s/ Tyler Luck	Chief Executive Officer and Director
Tyler Luck	(Principal Executive Officer)

/s/ Walid Khiari	Chief Financial Officer
Walid Khiari	(Principal Financial and Accounting Officer)

/s/ Bernard Puckett	Chairman of the Board, Director
Bernard Puckett

/s/ Ruy Carrasco	Director
Ruy Carrasco

/s/ Jon Leibowitz	Director
Jon Leibowitz

/s/ Thomas Morgan Jr.	Director
Thomas Morgan Jr.

/s/ Richard S. Isaacs	Director
Richard S. Isaacs